UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
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ENB FINANCIAL CORP
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ENB FINANCIAL CORP
31 East Main Street
Ephrata, PA 17522

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2009

TO THE SHAREHOLDERS OF ENB FINANCIAL CORP:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of ENB Financial Corp (“the Corporation”) will be held at the Main Office of Ephrata National Bank, 31 East Main Street, Ephrata, Pennsylvania, 17522, on April 21, 2009, at 1:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1.	To establish the number of directors to be elected at the annual meeting at ten (10);

2.	To elect ten (10) directors to serve for one (1) year terms and until their successors are elected and qualified;

3.	To transact such other business as may properly be presented at the annual meeting and any adjournment or postponement of the meeting.

Only those shareholders of record, at the close of business on February 20, 2009, are entitled to notice of and to vote at the meeting.

Your vote is important regardless of the number of shares that you own.  Please submit your vote by mail using the enclosed proxy and postage paid envelope or, if you prefer, you may vote via the Internet or telephone.  We cordially invite you to attend the meeting.  Your proxy is revocable and you may withdraw it at any time prior to voting at the meeting. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

We enclose, among other things, a copy of the 2008 Annual Report of ENB Financial Corp.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 21, 2009: The proxy statement, proxy card and 2008 Annual Report are available on the Internet at epnb.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Aaron L. Groff, Jr.
Chairman, President and Chief Executive Officer

March 20, 2009

PROXY STATEMENT
Dated and to be mailed on or about March 20, 2009

ENB FINANCIAL CORP
31 EAST MAIN STREET
EPHRATA, PENNSYLVANIA 17522
(717) 733-4181

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2009

PROXY STATEMENT

Introduction

Throughout this proxy statement, ENB Financial Corp and its wholly owned subsidiary Ephrata National Bank will be collectively referred to as “the Corporation” and, on behalf of the Board of Directors, furnishes this proxy statement in connection with the solicitation of proxies for the 2009 Annual Meeting of Shareholders.  This proxy statement and the related proxy form are being distributed on or about March 20, 2009.

The Corporation will bear the expense of soliciting proxies.  In addition to the solicitation of proxies by mail, directors, officers and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies in person, by telephone, and through other means of communication.

Time and Place of Annual Meeting

The annual meeting of shareholders will be held on Tuesday, April 21, 2009 at 1:00 p.m., local time, at the Main Office of Ephrata National Bank, 31 East Main Street, Ephrata, Pennsylvania, 17522.  Shareholders of record at the close of business on February 20, 2009, are entitled to vote at the meeting.

Purpose of the Annual Meeting

At the annual meeting, shareholders will vote to:

1.	Establish the number of directors to be elected at the annual meeting at ten (10);
2.	Elect ten (10) directors to serve for one (1) year terms and until their successors are elected and qualified;
3.	Transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card or by voting in person at the meeting.  If you prefer, you may vote via the Internet or telephone as instructed on the proxy card.    The method by which you vote will in no way limit your right to attend and vote at the annual meeting, if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker how to vote, and you are also invited to attend the meeting.  However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting unless you obtain a proxy executed in your favor from the holder of record.  Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy, you appoint Janice S. Eaby and John H. Shuey as proxy holders to vote your shares as indicated on the proxy card.  Any signed proxy card not specifying to the contrary will be voted FOR the election of the director nominees identified in this Proxy Statement.

You may revoke your written proxy by delivering written notice of revocation to Paul W. Wenger, Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Wenger at any time before the proxy is voted at the meeting.  Proxy holders will vote shares represented by proxies, if properly signed and returned, in accordance with instructions of shareholders.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

At the close of business on February 20, 2009, ENB Financial Corp had 2,869,557 shares of common stock issued and 2,832,695 shares outstanding at a par value of $.20 per share.

Quorum and Votes Required for Approval

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business.  Under the Bylaws of ENB Financial Corp, the presence of a quorum is required for each matter to be acted upon at the meeting.  Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter.  Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority.

Cumulative voting rights exist only with respect to the election of directors, which means that each shareholder has the right, in person or by proxy, to multiply the number of votes to which he or she is entitled by the number of directors to be elected, and to cast the whole number of such votes for one candidate or to distribute them among two or more candidates.  On all other matters to come before the annual meeting, each share of common stock is entitled to one vote.

Assuming the presence of a quorum, the affirmative vote of a majority of those shareholders present at the annual meeting are required to set the number of directors at ten (10).

Assuming the presence of a quorum, the nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected.  Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that it believes promote this purpose.

Director Independence

Currently, our Board of Directors has ten (10) members.  The members of the Board of Directors of ENB Financial Corp also serve as members of the Board of Directors of Ephrata National Bank.  Under the Securities and Exchange Commission (SEC) and National Association of Securities Dealers (NASD) standards for independence, our Outside Directors, Willis R. Lefever, Donald Z. Musser, Susan Y. Nicholas, Bonnie R. Sharp, J. Harold Summers, Mark C. Wagner, Paul M. Zimmerman, Jr., and Thomas H. Zinn, meet the standards for independence. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee and Compensation Committee.

In determining the directors’ independence, the Board considered loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with which they are associated.  In each case, the Board determined that none of the transactions impaired the independence of the Outside Directors.

Meetings and Committees of the Board of Directors

During 2008, the Board of Directors of the Corporation held twenty-eight (28) meetings, and all the other committees combined held twenty (20) meetings, for a total of forty-eight (48) meetings.  Each of the directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served except for Susan Y. Nicholas, who was appointed to join the Board on April 23, 2008 to fill the unexpired term of retiring director, James C. Gibbel, and Paul W. Wenger, who was appointed on December 1, 2008 to fill the unexpired term of retiring director, Paul W. Brubaker.

The Board of Directors has an Audit Committee, a Building and Expansion Committee, a Compensation Committee, a Loan Committee, a Nominating Committee, and a Trust Operations Committee.

Audit Committee. The members of the Audit Committee for 2008 were: Mark C. Wagner, Chairman, Bonnie R. Sharp, and Thomas H. Zinn.  All members of the Audit Committee have been determined to be Independent of management of the Corporation as outlined by the Securities and Exchange Commission (SEC) and National Association of Securities Dealers (NASD) rules for Auditing Committees. The Audit Committee operates under a written charter, attached as Annex A to this proxy statement, adopted by the Board of Directors and oversees the accounting and tax functions, recommends to the Board the engagement of independent auditors for the year, reviews with management and the auditors the plan and scope of the audit engagement, reviews the annual fiscal statements and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors with management and the auditors the system of internal controls and accounting and reporting practices.  The Board of Directors has not designated an Audit Committee Financial Expert, as defined in the Sarbanes-Oxley Act and applicable SEC rules and regulations.  The Board has not taken such action because it believes that each member of the Audit Committee is qualified in terms of background and experience to perform his duties as a member of that Committee, and because it believes that an Audit Committee Financial Expert is not necessary in light of the size and complexity of the Bank and the Corporation, the nature of its business, and the level of complexity of the financial statements.  The Audit Committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Audit Committee held five (5) meetings during 2008.

Building and Expansion Committee. The members of the Building and Expansion Committee for 2008 were: Paul M. Zimmerman, Jr., Chairman, Willis R. Lefever, and Thomas H. Zinn. This committee provides guidance regarding the purchase of real estate, the construction and/or renovation of branch offices, and general improvements to facilities.  The Building and Expansion Committee met two (2) times during 2008.

Compensation Committee.  The members of the Compensation Committee for 2008 were: Thomas H. Zinn, Chairman, J. Harold Summers, and Paul M. Zimmerman, Jr.  All members of the Compensation Committee have been determined to be Independent as set forth by the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers (NASD). The Compensation Committee operates under a written charter, attached as Annex B to this proxy statement, adopted by the Board of Directors and makes recommendations to the Board of Directors concerning the salaries and benefits of directors, officers, and employees of ENB Financial Corp and Ephrata National Bank.  The Compensation Committee met one (1) time during 2008.

Loan Committee. The entire Board of Directors performs the function of this committee to advise and make recommendations to the officers of the Corporation concerning the loan function.  This committee also approves or denies all loan requests referred to it by the Commercial Loan Committee, loan requests from “insiders” as defined in Regulation O of the Federal Reserve Bank, and loan requests in excess of in-house lending limits.  This committee met twice monthly during 2008 as part of regular board meetings.  The Chairman of the Loan Committee was Aaron L. Groff, Jr.

Nominating Committee. The entire Board of Directors performs the function of this committee, which is to determine the criteria for identifying and evaluating all nominees for director.  The Board has not felt it necessary to have a separate Nominating Committee for the sake of efficiency and due to the size of the Corporation.  The Nominating Committee does not have a charter.  In 2008, all members of the Nominating Committee except Messrs. Groff and Brubaker were Independent under NASDAQ Independence Standards.  The process used in identifying and evaluating all nominees for director, including any recommended by shareholders, is a very deliberate one.  Criteria such as gender, age, geographic representation, vocational experience, and community involvement, weigh heavily in the selection process.  The Nominating Committee met five (5) times during 2008 as part of regular board meetings.  Aaron L. Groff, Jr. served as chairman of the Nominating Committee in 2008.

Trust Operations Committee.  This committee provides general supervision over all trust accounts held and managed in the Corporation’s Money Management Group and reviews all new and closed trust accounts.  The members of the Trust Operations Committee for 2008 were: Willis R. Lefever, Chairman, Donald Z. Musser, and J. Harold Summers. Mark C. Wagner served as an alternate member of the Trust Operations Committee. This committee met seven (7) times during 2008.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the board.  Due to the infrequency of shareholder communications to the Board of Directors, the Board does not consider a formal process necessary.  Shareholders who wish to communicate to the Board of Directors should send their requests to Paul W. Wenger, Secretary, ENB Financial Corp, 31 East Main Street, P.O. Box 457, Ephrata, Pennsylvania 17522.  Written communications received by the Corporation from shareholders are shared with the full Board of Directors no later than the next regularly scheduled board meeting.

Shareholder Proposals

If a shareholder wants to submit a proposal to be considered for inclusion in the proxy statement for next year’s annual meeting to be held April 20, 2010, it must be received in writing at our principal executive offices at 31 East Main Street, P. O. Box 457, Ephrata, Pennsylvania 17522, not later than Monday, November 23, 2009. Proposals received after that date may be considered at the annual meeting, but they may not be included in the proxy statement at the Board’s discretion.

Nomination of Directors

Under the Corporation’s bylaws, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors.  Other than the Corporation’s bylaws, the Board does not have a policy regarding nominations for election to the Board of Directors because of the infrequency of such nominations.  To make a nomination, a shareholder must mail a notice containing: the name, address, and principal occupation of the proposed nominee; the total number of shares owned by the proposed nominee; the total number of shares that, to the knowledge of the notifying shareholder, will be voted for the proposed nominee; and the contact information for the shareholder recommending the nominee to Mr. Paul W. Wenger, Secretary, ENB Financial Corp, 31 East Main Street, P.O. Box 457, Ephrata, Pennsylvania 17522.  Such notice of nomination must be made not less than fourteen (14) days nor more than fifty (50) days prior to the date of any meeting of shareholders called for the election of Directors.  If less than twenty-one (21) days of notice of the first meeting is given to shareholders, however, such notice of nomination shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of the meeting was mailed.

ELECTION OF DIRECTORS

ENB Financial Corp’s bylaws require that the Board of Directors consists of not less than five (5) nor more than twenty-five (25) persons.  A majority of the Board of Directors may increase the number of Directors at any time within the limits established by the Corporation’s bylaws. Vacancies occurring on the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by a majority of the remaining Board of Directors, and each person so appointed shall be a Director until the expiration of the term of office.  There is a mandatory retirement provision in the Corporation’s bylaws that provides for the retirement of directors at age 70.

Ten (10) Corporate Directors will be elected at the 2009 Annual Meeting.  Each director will serve for a one (1) year term and until his or her successor is elected and qualified.

Cumulative voting rights exist in connection with the election of directors.  Thus, each shareholder has the right, in person or by proxy, to multiply the votes to which he or she is entitled by the number of directors to be elected and to cast the whole number of his or her votes for one candidate or to distribute all or fewer of them among two or more candidates.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the following ten (10) nominees: Aaron L. Groff, Jr., Willis R. Lefever, Donald Z. Musser, Susan Y. Nicholas, Bonnie R. Sharp, J. Harold Summers, Mark C. Wagner, Paul W. Wenger, Paul M. Zimmerman, Jr., and Thomas H. Zinn.  The Board of Directors has no reason to believe the nominees named will be unable to serve if elected.  However, if any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors determine.    Janice S. Eaby and John H. Shuey, the persons named as proxy holders, will have the right to vote cumulatively and to distribute their votes among nominees as they consider advisable, unless a shareholder indicates on his or her proxy card how he or she desires the votes to be cumulated for voting purposes.

Information About Nominees and Current Directors

The following table contains certain information, as of February 20, 2009, with respect to the ten (10) nominees to the Board of Directors and the current directors whose term of office expires at the 2009 Annual Meeting.  Each of the nominees presently serves as a director of ENB Financial Corp and Ephrata National Bank.

While the Corporation has no written policy regarding director attendance at the Annual Meeting of Shareholders, eight of the nine directors at that time were present at the 2008 meeting.

		Director	Principal Occupation for the Past Five Years
Name	Age	Since	and Positions Held with ENB Financial Corp

Aaron L. Groff, Jr.	59	1999	Chairman, President and Chief Executive Officer of ENB Financial Corp since July 1, 2008 and Chairman, President and Chief Executive Officer of Ephrata National Bank since 1999

Willis R. Lefever	54	2004	Owner of Lefever Construction

Donald Z. Musser	48	2007	Owner of Little Stream Auto Rental

Susan Y. Nicholas	49	2008	Attorney, Young & Young, a law partnership

Bonnie R. Sharp	53	2002	Co-owner of Sharp Shopper and Sharp Properties

J. Harold Summers	66	1996	President of Lester R. Summers, Inc., a trucking firm

Mark C. Wagner	55	2007	President of White Oak Mills, Inc., a livestock and poultry feed manufacturing company

Paul W. Wenger	59	2008
Vice President and Secretary of ENB Financial Corp since January 1, 2009, Treasurer of ENB Financial Corp July 1, 2008 to December 31, 2008, and Senior Vice President and Cashier of Ephrata National Bank since 1999

Paul M. Zimmerman, Jr.	57	1999	President of Paul B. Zimmerman, Inc., a hardware store, metal fabrication and powder-coating business

Thomas H. Zinn	66	1990	President of Hauenstein Agency, Inc., a real estate sales and property management company

SHARE OWNERSHIP

Principal Beneficial Owners

The following table shows, to the best of our knowledge, the names and addresses of each person or entity who owned shares of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of ENB Financial Corp’s outstanding common stock on February 20, 2009.

	Shares Beneficially	Percentage of Outstanding Common
Name and Address	Owned	Stock Beneficially Owned

J. Harry Hibshman Fund	892,800 (1)	31.52%
C/O ENB’s Money Management Group
31 East Main Street
Ephrata, Pennsylvania 17522

Robert C. Wenger (deceased)	255,203 (2)	9.01%
402 South State Street
Ephrata, Pennsylvania 17522

________________________________

(1) Directors Emeriti John H. Shuey, Walter K. Trumbauer and Noah W. Wenger, are co-trustees of the J. Harry Hibshman Fund.

(2) Includes 204,450 shares held by the Robert C. Wenger Trust, 45,753 shares held by the estate of Mr. Wenger, and 5,000 shares held individually by Mrs. Wenger.  Mr. Robert C. Wenger was not related to Mr. Paul W. Wenger, Director, Vice President and Secretary, or to Noah W. Wenger, Director Emeritus and co-trustee of the J. Harry Hibshman Fund.

Beneficial Ownership by Directors, Nominees, and Named Executive Officers

The following table shows, as of February 20, 2009, the amount and percentage of ENB Financial Corp’s outstanding common stock beneficially owned by each director and nominee, each named executive officer and all directors, nominees and named executive officers as a group.

Beneficial ownership of shares of ENB Financial Corp common stock is determined in accordance with the definitions of beneficial ownership in the General Rules and Regulations of the Securities and Exchange Commission and may include stock owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as stock that the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after February 20, 2009.  In the table, the number of shares owned by the indicated persons is rounded to the nearest whole share.  The percentage of all ENB Financial Corp common stock owned by each director, nominee or executive officer is less than 1% unless otherwise indicated.

Name of Individual	Amount and Nature of		Percentage
or Identity of Group	Beneficial Ownership		of Class

Directors and Nominees

Aaron L. Groff, Jr.	6,283	(1)	-------
Willis R. Lefever	6,867	(2)	-------
Donald Z. Musser	500	(3)	-------
Susan Young Nicholas	386	(4)	-------
Bonnie R. Sharp	675	(5)	-------
J. Harold Summers	6,131	(6)	-------
Mark C. Wagner	3,246	(7)	-------
Paul W. Wenger	4,295	(8)	-------
Paul M. Zimmerman, Jr.	4,474	(9)	-------
Thomas H. Zinn	11,997	(10)	-------

Named Executive Officers

Dale G. Burkholder	3,392	(11)	-------
James B. Dull	877	(12)	-------
Barry W. Harting	2,034	(13)	-------
Mary E. Leaman	520	(14)	-------
Scott E. Lied	3,868	(15)	-------

All Directors, Nominees and Named
Executive Officers as a Group (15 persons)	55,545		1.96%
____________________________

(1)	Includes 1,000 shares held individually by Mr. Groff, 1,000 shares held individually by his spouse and 4,283 shares held jointly with his spouse.

(2)	Includes 1,040 shares held individually by Mr. Lefever and 5,827 shares held jointly with his spouse.

(3)	Mr. Musser holds these shares individually.

(4)	Ms. Nicholas holds these shares individually.

(5)	Ms. Sharp holds these shares individually.

(6)	Includes 1,650 shares held individually by Mr. Summers and 4,481 shares held individually by his spouse.

(7)	Mr. Wagner holds these shares individually.

(8)	Includes 250 shares held individually by Mr. Wenger and 4,045 shares held jointly with his spouse.

(9)	Includes 332 shares held individually by Mr. Zimmerman and 4,142 shares held individually by his spouse.

(10)	Includes 6,697 shares held individually by Mr. Zinn and 5,300 shares held jointly with his spouse.

(11)	Includes 1,227 shares held individually by Mr. Burkholder and 2,165 shares held jointly with his spouse.

(12)	Mr. Dull and his spouse hold these shares jointly.

(13)	Includes 363 shares held individually by Mr. Harting and 1,671 shares held jointly with his spouse.

(14)	Ms. Leaman holds these shares individually.

(15)	Mr. Lied and his spouse hold these shares jointly.

EXECUTIVE OFFICERS

The following table presents selected information about the executive officers of ENB Financial Corp and Ephrata National Bank as of the record date, February 20, 2009.  These officers are elected annually by the Board of Directors and hold office at the Board’s discretion.

		Principal Occupation for the Past Five Years and
Name	Age	Position Held with ENB Financial Corp and Ephrata National Bank

Aaron L. Groff, Jr.	59	Chairman, President and Chief Executive Officer of ENB Financial Corp since July, 2008 and; Chairman, President and Chief Executive Officer of Ephrata National Bank since 1999

Dale G. Burkholder	60	Senior Vice President and Senior Loan Officer of Ephrata National Bank Since 1985

James B. Dull	50	Senior Vice President, Technology Officer of Ephrata National Bank Since April, 2008; Vice President, Information Systems of Ephrata National Bank 1988 to April, 2008

Barry W. Harting	52	Senior Vice President, Risk Management Officer of Ephrata National Bank since August, 2008; Senior Vice President, Administrative Services of Ephrata National Bank 1998 to August, 2008

Mary E. Leaman	55	Vice President and Senior Retail Officer of Ephrata National Bank since August, 2008; Assistant Vice President and Branch Office Manager of Ephrata National Bank July, 2004 to August, 2008

Scott E. Lied	46	Treasurer of ENB Financial Corp since January, 2009 and; Senior Vice President and Chief Financial Officer of Ephrata National Bank Since 2004

Paul W. Wenger	59
Vice President and Secretary of ENB Financial Corp since January, 2009; Director since December, 2008; Treasurer of ENB Financial Corp July, 2008 to December, 2008 and; Senior Vice President and Cashier of Ephrata National Bank since 1999

COMPENSATION AND PLAN INFORMATION

Director Compensation

Shown on the following table is information concerning the annual 2008 compensation for the Corporation’s Independent Directors as defined by Securities and Exchange Commission (SEC) and National Association of Securities Dealers (NASD) standards and all applicable laws.  In 2008, all Directors were paid a retainer of $6,000 ($3,000 in January and $3,000 in July).  In addition to the retainer, Directors also received $450 per board meeting attended.  The members of the Board of Directors of ENB Financial Corp also serve as members of the Board of Directors of Ephrata National Bank. Board meetings for ENB Financial Corp and Ephrata National Bank were held concurrently during 2008 and Directors did not receive additional compensation for attending both meetings.  Board meetings were held semi-monthly during 2008.  Independent Directors also received $300 for attendance at separate committee meetings, with the exception of the Loan Committee and Nominating Committee (both of which are the entire Board of Directors).  Chairpersons of committees do not receive additional remuneration.

	Fees Earned	All Other
Name	or Paid in Cash	Compensation	Total
	($)	($)	($)

James C. Gibbel (1)	3,350	0	3,350
Willis R. Lefever	20,550	0	20,550
Donald Z. Musser	19,050	0	19,050
Susan Y. Nicholas (2)	13,500	0	13,500
Bonnie R. Sharp	19,650	0	19,650
J. Harold Summers	18,450	0	18,450
Mark C. Wagner	20,400	0	20,400
Paul M. Zimmerman, Jr.	17,250	0	17,250
Thomas H. Zinn	21,000	0	21,000

         ___________________________

(1)	Mr. Gibbel retired from the board February 8, 2008. This amount includes a $1,200 retiring director service award.
(2)	Ms. Nicholas joined the board April 23, 2008.

Director Deferred Compensation

For a twenty-year period, from 1979 to 1999, members of the Bank’s Board of Directors had the option of receiving their Director Fees either in cash or in the form of deferred compensation.  For the directors who elected to have their compensation deferred, the Bank chose to fund its future obligations to the directors through life insurance contracts.  At the time of deferment, the Bank used the amount of the annual Director’s Fee to pay the premiums on the life insurance policies, insuring the individual lives of the participating directors.  The Bank could continue to pay premiums after the deferment period or could allow the policies to fund annual premiums through loans against the policies’ cash surrender value.  Payments to the directors were deferred until they reached age 60, 65, or 70, and were then paid monthly for a period of ten years.  Only one director on the Board of Directors in 2008 participated in the Deferred Compensation Plan - Paul W. Brubaker.  The net present value, as of December 31, 2008, of the Bank’s future obligations to Mr. Brubaker is $1,177,426.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

The Corporation’s Compensation Philosophy is to offer competitive compensation opportunities to all employees based upon individual contribution and personal performance.  The Corporation designs Executive Compensation Packages to attract and retain key management employees and to motivate these employees to take actions that enhance shareholder value and attain the Corporation’s goals.  The Executive Compensation Policies are intended to ensure that each Executive has a stake in enhancing and promoting Corporation products and services, improving profitability, and providing increased shareholder value through growth of the Corporation’s Common Stock and the payment of enhanced dividends.

Compensation Committee Membership

ENB Financial Corp’s Compensation Committee is comprised of three (3) Independent members of the Board of Directors, as follows:

•	Thomas H. Zinn – Chairman
•	J. Harold Summers
•	Paul M. Zimmerman, Jr.

Each Independent Director on the Compensation Committee serves a one (1) year renewable term.

Compensation Committee Responsibilities and Process

The Compensation Program is administered by the entire Board of Directors as recommended by the Compensation Committee.  The Compensation Committee is responsible for establishing the Corporation’s Compensation Philosophy and making compensation recommendations regarding the position of Chairman, President, and CEO.  The Compensation Committee operates under a written charter, attached as Appendix B to this proxy statement, adopted by the Board of Directors that outlines the Committee’s responsibilities including:

•	Establishing Compensation Policies;
•	Determining Base Salaries and Bonus amounts;
•	Annually approving (along with the entire Board of Directors) the Bank’s Compensation Policies;
•	Evaluating and determining the types of benefits appropriate to enhance the Executive Compensation Program Objectives; and
•	Approving target financial performance levels.

The Committee meets with the Vice President of Human Resources of the Corporation, who provides an analysis of the survey results (discussed below) and a workforce comparison.  The Committee reviews survey projections of grade-range changes, average-wage increases, and specific job-related minimums, midpoints, and maximums paid by competing survey participants.  The Committee also recommends methods of handling employee compensation that fall below or above the Corporation’s grade ranges.

The Committee reviews guidelines for compensation, bonus, and other compensation perquisites for all Corporation and Bank employees.  All employees, including Executives, receive annual Performance Appraisals, reviewing goal attainment and overall job performance.  Executive officers, other than the Chairman, President, and CEO, receive reviews conducted by the Chairman, President, and CEO, and recommendations for salary increases.

Chairman, President, and CEO Performance Review

The Compensation Committee annually conducts a performance review of the Chairman, President, and CEO’s job performance.  As with all other positions within the organization, the Bank uses a formal system of job evaluation for the Chairman, President, and CEO.  The Compensation Committee provides a written CEO Performance Evaluation form to all independent members of the Board of Directors.  Each member completes an Evaluation that covers Goal Attainment, Management Decisions, General Bank Operations, and Overall Bank Performance.  Following receipt of the evaluations, an overall rating is calculated.  The results and any recommendation for a compensation change are discussed with the remaining independent members of the Board of Directors who make a decision regarding a compensation increase.  Many items play a role in determining the level of salary increase for the Chairman, President, and CEO, including:

•	Performance data;
•	Salary Survey data from the Bank’s Peer Group; and
•	General Bank performance.

In determining whether the Base Salary of the Chairman, President, and CEO should be increased, the Board of Directors takes into account non-quantitative individual performance and quantitative performance factors of the Bank, plus information regarding compensation paid to Executives performing similar duties for financial institutions in the Bank's market area.

While the Compensation Committee does not use predetermined numerical formulas to determine changes in compensation for the Chairman, President, and CEO, it weighs a variety of different performance factors in its deliberations.  It has emphasized, and will continue to emphasize, Earnings, Profitability, Capital Position and Income Level, Return on Tangible Equity, Leadership and Managerial Qualities, Personal Qualities, Judgment and Sensitivity, Knowledge and Skills, Board Relations, Bank Staff Relations, Community Relations, and Political Effectiveness as factors in setting the compensation for the position of Chairman, President, and CEO.  The Compensation Committee does not use predetermined performance targets in its analysis.

Committee recommendations are presented to the entire Board of Directors and the proposals are approved and ratified or sent back to the committee for additional review and re-presentation at a later date.  The Chairman, President, and CEO does not participate in, and is not present, for these discussions.

Elements of the Executive Compensation Program

The Bank’s Executive Compensation Package includes Base Salary, Bonuses, Insurance, Retirement Plans, Stock Purchase Plans, and in certain instances, a Company-provided Car, Director Fees, and Director’s Deferred Compensation Payments.

The Bank underwent both corporate and management reorganization in 2008.  With this change, the previous seven-member executive team was expanded to a ten-member management team overseeing the various functional units within the Bank.

For many years, the Bank experienced little or no turnover within its Executive ranks.  On December 31, 2008, Paul W. Brubaker, Executive Vice President retired following 47 years of service.

At year-end, 2008, four (4) of the management team members have greater than 25 years of service and two (2) have greater than 10 years of service at the Bank.  The remaining four (4) management team members have lesser service at the Bank, but bring experiences from other financial institutions.

             Of the ten (10) management team members, all but one of the members received promotions into their present management-level positions.  Receiving promotions into the management team, members have enjoyed similar benefits as all other Bank employees during their service.  The Bank has not offered many perquisites in the past.  Because of this, when employees were promoted to Executive or Management status in 2008 and in previous years, there was no expectation of any additional compensation and benefits beyond a Base Salary increase.  Base Salary has been Executives’ and Managements’ major form of compensation for increased responsibilities.  This internal movement has allowed the Bank to retain quality Executives and Managers without having to provide additional perquisites other than larger Base Salaries.  The necessity of perquisites is being considered as part of the larger succession-planning endeavor.

Base Salaries

Base Salaries are a major component of Executive and Management compensation and are reviewed every year to determine if a change is appropriate.  The Corporation participates in various salary surveys each year and makes adjustments to Executives’ Base Salaries supported by:

•	Survey comparisons;
•	The Bank’s performance;
•	Individual Executive performance;
•	The Executive's level of responsibility; and
•	Position responsibilities.

Compensation and Benefits Survey/Benchmarking

The following Compensation and Benefit Surveys are used to determine market values of positions and other trends in Executive Compensation:

•
The Webber Survey (1) provides direct banking comparisons to both local and regional banks in Pennsylvania, plus comparisons by Asset Size.  Webber and Associates performs an annual Compensation and Benefit Survey.  The results are reviewed, analyzed, and compared to internal pay and benefits for equity and competitiveness.

•
Compdata Surveys (2) provide a broader perspective on market trends by including both bank and non-bank comparisons.  This survey provides data by geographical locations, including National, U.S. Regional (Mid-Atlantic), State, and Local Regional (Central PA).  In some cases, a city or county comparison is also included where sufficient employee positions are surveyed.

•
Various other surveys (3) are used to identify more local compensation trends.  These include local Chamber of Commerce surveys, independent banking surveys between local banks (often very job-specific), and local Human Resource group surveys.  Participation in these surveys varies from year to year because not every group surveys annually.  The surveys do not disclose specific salaries at other institutions, but provide salary ranges based upon asset size and location.

(1)
The following Regional Survey Participants were used for Executive Compensation planning purposes: Adams County National Bank, AgChoice Farm Credit Union, American Bank, American Home Bank, AmeriChoice Federal Credit Union, Atlantic Central Bankers Bank, Bank of Landisburg, Centric Bank, Ephrata National Bank, F&M Trust Company, Farmers and Merchants Bank, First National Bank of Fredericksburg, First National Bank of Greencastle, First National Bank of Marysville, First National Bank of Mercersburg, Fleetwood Bank, Jonestown Bank & Trust Company, Mid Penn Bank, New Tripoli Bank, Orrstown Bank, Patriot Federal Credit Union, Pennsylvania State Employees Credit Union, Union National Community Bank, and York Traditions Bank. In addition, the following Survey Participants with asset size from $500,000,000 to $999,999,999 were used for Executive Compensation planning purposes: Adams County National Bank, Community Bank and Trust Company, Ephrata National Bank, ESSA Bank and Trust, F&M Trust Company, Fidelity Bank, Fidelity Deposit and Discount Bank, First Citizens National Bank, First Federal Savings and Loan Association of Bucks County, First Keystone National Bank, First National Bank and Trust of Newtown, First National Bank of Greencastle, Jersey Shore State Bank, Mid Penn Bank, Orrstown Bank, QNB Bank, and Washington Federal Savings Bank.

(2)
Individual Participant Names are not provided with this survey. Included in this survey were seventeen (17) Pennsylvania For Profit organizations with 201 to 500 employees. In addition, there were five (5) Lancaster County Participants with 201 to 500 employees.

(3)	Individual Participant Names are not provided with this survey.

The Bank targets Base Salaries at the 50th percentile of other comparably sized and regionally located financial institutions as reported in the compensation surveys.  (The 50th percentile represents the market value of an experienced and qualified individual in a similarly situated position.)  In comparing the Base Salary of the Chairman, President, and CEO of the Bank to the average of the salary surveys, the Base Salary fell between the minimum and the midpoint, or 40.73% place in range.  Following the Compensation Committee’s analysis, an increase of 4% was suggested to adjust his Base Salary to 50.74% place in range. However, at the request of the Chairman, President and CEO, his 2009 Base Salary will remain at the 2008 level.

Chairman, President, and CEO Compensation Analysis Table

		Average of Surveys

	Minimum	Midpoint	Maximum

Webber Survey	$153,630	$194,042	$234,454
CompData Survey	$190,788	$204,203	$274,238

Average of Surveys	$172,209	$199,122	$254,368

	Base Salary	Comparison - Actual to Surveyed

	Base	Base Rate
	Rate	Place in Range

12/31/08 Rate	205,677	40.73%

01/01/09 Rate	205,677	40.73%

The data in the Chairman, President, and CEO’s Analysis Table is a comparison of the Base rate to raw survey data.

Bonuses

An Annual Employee Holiday Bonus is paid to all employees before year-end based on “total worked” compensation.  Bank Executives receive the same bonus percentage as all other employees; the larger dollar amount of the Executive bonus is attributable to higher annual compensation.

An Annual Performance Bonus is considered in February of each year.  The Bank determines if income and growth goals have been met or surpassed in the prior year and a determination is made whether a Performance Bonus will be paid to employees.  The Bank does not provide a formalized Executive Bonus Plan as a perquisite.

Insurance

Health, Life and Disability Insurance

As is standard in the industry, all employees receive various types of insurance based on Standard Hours Worked Per Week.  Under the Plans, Executives receive benefits similar to other full-time employees.  Executives do not receive any insurance perquisites based upon their position.  Insurance coverage for employees working thirty (30) or more standard hours per week includes:
•	Health Insurance
•	Disability Insurance
•	Life Insurance (Five (5) times an employee’s annualized salary to a maximum of $400,000)

Health, Life, and Disability Insurance are not tied to Bank or individual performance.  The expense of providing such benefits to all employees is not taken into account when determining specific salaries of the named Executives, and is seen as a cost of doing business.

Bank Owned Life Insurance (BOLI)

During 2006 and 2007, all vice presidents and members of senior management were invited to participate in the Bank’s purchase of Bank Owned Life Insurance (BOLI).  This type of coverage is considered both an investment, as well as life insurance coverage.  (BOLIs are used to offset the cost of employee benefits.)  The life insurance coverage is placed on the lives of the employees who agreed to participate.  The Bank receives the death payment benefit when the employee passes away.  To reward their participation, the Bank purchased additional life insurance coverage at one (1) times annualized salary.  All Vice Presidents and members of Senior Management chose to participate.  Cost of the insurance is included in the Other Earnings and the Summary Compensation Tables.

During 2008, there were no additional BOLIs purchased.

BOLIs are typical in the financial services industry.  They are investment vehicles for the Corporation that allow greater employee benefits to be offered at a lower cost.  They also encourage employment longevity.

Retirement Plans

We believe that it is important to assist employees in saving for retirement and retirement plans encourage employees to remain in the employ of the Bank.  The Bank has, therefore, established a Defined Contribution Pension Plan.  Annual contributions are made to eligible employee pension accounts each year equal to 7.5% of the employee’s eligible annual income.  Employees earning over the Social Security maximum receive an additional contribution of 5.7% of all eligible dollars earned that are over the Social Security maximum.  (In 2008, the Social Security maximum was $102,000.00.)  Larger pension contributions for Executives are attributable to their higher Base Salaries.

Defined Contribution Pension Plan contributions for Executives are included in the Summary Compensation Table as All Other Compensation.

Stock and Stock Option Awards

Currently the Corporation does not have a Stock Option or Stock Award Program.  We believe that Base Salary should be the major component of compensation augmented by annual bonuses.  In an effort to align the shareholders’ interest with the Executives, we offer an Employee Stock Purchase Plan whereby all eligible employees may purchase shares of common stock at a ten percent (10%) discount.  (See Employee Stock Purchase Plan following.)

Severance Plan

Ephrata National Bank has a Severance Plan that is available to employees based on the circumstances of their release and with the approval of the Board of Directors.  Since its inception in 2002, the Plan has only been used one time for a long-term non-exempt employee.  The Severance Plan could be available for any employee being released from employment for reasons other than willful misconduct or general performance issues, but such payment is solely at the discretion of the Board depending upon the individual circumstances.

In 2008, as part of the corporate reorganization, a Voluntary Separation Plan was offered to eligible employees.  Of the 55 eligible employees who were offered the Plan, 33 chose to participate.  All Voluntary Separation Plan members also participated in the Severance Plan.

Executive Contracts and Change of Control Agreements

There are no Employment, Change of Control, or other contracts between the Corporation or the Bank and any of its Executives or other employees.  Currently the Board’s Compensation Committee does not feel a need for any type of Employment Contract.

Other Forms of Compensation (Perquisites)

Company Car for Chairman, President, and CEO

Given his position and the amount of time he spends on Corporate and Bank business outside the office, a Company car is provided for one Bank Executive – the Chairman, President and CEO – for personal and business purposes.  Personal mileage is taxable and is included in the All Other Earnings Table and the Summary Compensation Table.

Director Fees

In 2008 three Executives, named below, received Director Fees for their participation on the Bank’s Board of Directors. Director Fees are included on the Summary Compensation Table.

•	Aaron L. Groff Jr. (Chairman, President, and CEO of ENB Financial Corp and Ephrata National Bank)
•	Paul W. Brubaker (Executive Vice President and Corporate Secretary of ENB Financial Corp and Ephrata National Bank)
•	Paul W. Wenger (Treasurer of ENB Financial Corp and Senior Vice President and Cashier of Ephrata National Bank

Other Forms of Compensation (Non-Perquisites)

Employee Stock Purchase Plan - Discount Earnings

We believe that exceptional performance is achieved through an ownership culture that encourages our employees to become shareholders.  In an effort to align the interests of our employees with the interests of our shareholders, the Bank offers an Employee Stock Purchase Plan (ESPP) to all eligible employees.  Employees, including named Executive Officers, participating in the ESPP receive a 10% discount off the quarter-end market price of the Corporation’s Common Stock.  Eligible employees are those who have been employed five (5) months or longer and whose Standard Hours Per Week are twenty (20) or greater.

Discounted stock can only be purchased using payroll-deduction dollars taken throughout the quarter, plus dividends applied on previously owned ESPP shares.

ESPP Discount Earnings for Executives are included in the Other Earnings Table. A description of the ESPP can be found on page 21.

Service Awards

Service Awards are available to all employees who are regular full-time and regular part-time employees and are based upon the length of service.  There is no differentiation for Service Awards between Executives and non-Executives.  Employees receive awards beginning at five (5) years of employment and continuing in five (5) year increments thereafter.  The awards vary from a restaurant gift certificate for five (5) years of service to cash awards that begin at the ten (10) year anniversary and continue, in increasing amounts, after the completion of each additional five (5) years of service.  Service Awards provide incentive to remain in the employ of the Bank.

Service Awards for Executives are included in the Other Earnings Table and on the Summary Compensation Table.

Short and Long-term Incentive Plans

The Corporation believes that Base Salary and Bonuses should be the core components of Executive Compensation.  Therefore, throughout 2008, there were no Short or Long-Term Incentive Plans in place.  No Executive Officer received any Short or Long-Term Incentives through an earlier Incentive Plan.

Differences Among Compensation Awarded to Named Executive Officers

All Executive Officers receive compensation similarly.  Any difference among the amount of compensation award is based upon position and service with the Corporation.  There are no incentives awarded to Executive Officers.

Executive Compensation

The information in the following table concerns the annual compensation for services in all capacities to ENB Financial Corp and Ephrata National Bank for the fiscal year ended December 31, 2008 of those persons who were, at December 31, 2008, (i) the Chief Executive Officer, (ii) the Chief Financial Officer, and (iii) the other three most highly compensated executive officers of the Corporation and the Bank to the extent such person’s total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

				Change in Pension-
				Value and Non-
				Qualified Deferred	All
Name and				Compensation-	Other	Total
Principal Position	Year	Salary	Bonus	Earnings	Compensation	Compensation
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)

Aaron L. Groff, Jr.	2008	205,677	4,113	-------	27,151	236,941
Chairman of the Board,	2007	197,766	3,955	45,931	28,727	276,379
President and CEO	2006	190,160	3,803	79,728	24,226	297,917

Paul W. Brubaker	2008	172,350	3,447	------	53,714	229,511
Executive Vice President	2007	166,121	3,322	49,071	34,906	253,420
and Corporate Secretary	2006	159,731	3,195	95,286	34,405	292,617

Dale G. Burkholder	2008	122,692	2,359	------	1,675	126,726
Senior Vice President,	2007	113,984	2,280	23,313	1,765	141,342
Senior Loan Officer	2006	109,600	2,192	42,189	1,480	155,461

Paul W. Wenger	2008	120,149	2,302	------	3,751	126,202
Senior Vice President	2007	110,979	2,220	24,046	4,077	141,322
and Cashier	2006	106,710	2,134	44,185	3,011	156,040

Scott E. Lied	2008	103,269	1,985	------	2,404	107,658
Senior Vice President,	2007	95,479	1,910	9,393	2,208	108,990
Chief Financial Officer	2006	83,260	1,665	10,898	1,972	97,795

 Summary Compensation Table Key

(1)	Base Salary
(2)	Regular Employee Bonus
(3)
Pension Plan Year Dollar Change - See Money Purchase Pension Plan table on page 19.  In 2008, Change in Pension Value amounts showed losses on behalf of the indicated persons: Aaron L. Groff, Jr., Chairman of the Board, President and CEO, $88,203; Paul W. Brubaker, Executive Vice President and Corporate Secretary, $125,570; Dale G. Burkholder, Senior Vice President and Senior Loan Officer, $50,174; Paul W. Wenger, Senior Vice President and Cashier, $54,487; and Scott E. Lied, Senior Vice President and Chief Financial Officer, $2,307.

(4)	All Other Compensation – See All Other Compensation table on page 18
(5)	Total of (1) through (4)

ALL OTHER COMPENSATION

				Group	BOLI
				Life	Participation	Inside	Director's	10%	Total
Name and		Company	Service	Insurance	Extra Life	Director's	Deferred	Discount	Other
Principal Position	Year	Auto	Awards	Premiums	Premiums	Fees	Compensation	ESPP Shares	Earnings
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)

Aaron L. Groff, Jr.	2008	7,848	0	1,008	736	17,250	0	309	27,151
Chairman of the Board,	2007	7,497	1,500	1,008	736	17,700	0	286	28,727
President and CEO	2006	7,352	0	1,008	0	15,600	0	266	24,226

Paul W. Brubaker	2008	0	0	1,008	621	23,950	27,633	502	53,714
Executive Vice President	2007	0	0	1,008	621	17,250	15,564	463	34,906
and Corporate Secretary	2006	0	2,000	1,008	0	15,400	15,564	433	34,405

Dale Burkholder	2008	0	0	1,008	353	0	0	314	1,675
Senior Vice President,	2007	0	0	1,008	353	0	0	404	1,765
Senior Loan Officer	2006	0	0	1,008	0	0	0	472	1,480

Paul W. Wenger	2008	0	0	1,008	353	1,400	0	990	3,751
Senior Vice President	2007	0	1,500	1,008	353	0	0	1,216	4,077
and Cashier	2006	0	0	1,008	0	0	0	2,003	3,011

Scott E. Lied	2008	0	150	1,008	316	0	0	930	2,404
Senior Vice President,	2007	0	0	1,008	316	0	0	884	2,208
Chief Financial Officer	2006	0	0	1,008	0	0	0	964	1,972

All Other Compensation Table Key

(1)	Personal-use expense for Company-provided automobile – a perquisite
(2)	Service Awards given to all employees in five (5) year increments
(3)	Group Life Insurance Premium – Full-time employees receive Life Coverage at 5 times annualized salary
(4)	Provided as incentive to participate in BOLI (Bank Owned Life Insurance) All Vice Presidents and Senior Vice Presidents asked to participate
(5)	Inside Director’s fees paid. For Paul W. Brubaker, this includes a retiring director service award of $5,800
(6)
Inside Director’s Deferred Compensation Payments.  These payments are based on the Corporation’s Director’s Deferred Compensation Plan, which permitted deferral of Director Fees from 1979 through 1999.  The payments Mr. Brubaker received in 2006, 2007 and 2008 were based on contractual obligations written when his Director Fees were deferred from 1980 through 1985.  (See Director Deferred Compensation explanation on Page 9)

(7)	All participating employees receive 10% discount on stock purchased through the Employee Stock Purchase Plan
(8)	Total of (1) through (7)

PROFIT SHARING RETIREMENT PLAN

The Bank maintains a Pension Plan, which is administered by a third party.  The Bank is the Trustee of the Pension Plan.  To be eligible for the Pension Plan, an employee must accumulate at least 1,000 hours of employment and attain the age of 21.  Entry into and participation in the Pension Plan begins on January 1st after meeting the eligibility requirements.  Normal retirement is at 65 years of age.  A late retirement feature exists by which a participant who has attained age 65 may continue to participate and receive employer contributions.  A participant is fully vested after 6 years and is automatically vested upon death or retirement due to disability.  There is a graded vesting schedule for other termination of employment: 30% after three years, 40% after four years, 60% after five years, 80% after six years, and 100% after seven years. The timing and form of the distribution of benefits is at the Bank’s discretion, except in the cases of death or retirement at age 65.

The Bank contributes 7.5% of the covered compensation of all Pension Plan participants plus 5.7% of covered compensation in excess of the Social Security wage base, which was $102,000 in 2008, $97,500 in 2007, and $94,200 in 2006.  For purposes of the Pension Plan, covered compensation was limited to $230,000 in 2008, $225,000 in 2007, and $220,000 in 2006.  Total contributions to the Pension Plan were $525,529 in 2008, $476,369 in 2007, and $411,742 in 2006.  In 2008, the Bank contributed the following amounts to the Pension Plan on behalf of the indicated persons: Aaron L. Groff, Jr., Chairman of the Board, President and Chief Executive Officer, $21,639; Paul W. Brubaker, Executive Vice President and Corporate Secretary, $16,688; Dale G. Burkholder, Senior Vice President and Senior Loan Officer, $9,704; Paul W. Wenger, Senior Vice President and Cashier, $9,450; and Scott E. Lied, Senior Vice President and Chief Financial Officer, $7,549.

MONEY PURCHASE PENSION PLAN

		1-Jan		7.50%	5.70%	Pension	Total $	31-Dec
Name and	Plan	Pension Plan	Pension	Pension	Pension	Investment	Change in	Pension Plan
Principal Position	Year	Value	Forfeitures	Contribution	Contribution	Earnings	Pension	Value
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)

Aaron L. Groff, Jr.	2008	630,978	0	15,599	6,040	(109,842)	(88,203)	542,775
Chairman of the Board,	2007	585,047	246	15,242	6,026	24,417	45,931	630,978
President and CEO	2006	505,319	687	14,547	5,687	58,807	79,728	585,047

Paul W. Brubaker	2008	817,190	0	12,786	3,902	(142,258)	(125,570)	691,620
Executive Vice President	2007	768,119	205	12,708	4,101	32,057	49,071	817,190
and Corporate Secretary	2006	672,833	585	12,369	4,031	78,301	95,286	768,119

Dale Burkholder	2008	343,964	0	8,817	887	(59,878)	(50,174)	293,790
Senior Vice President,	2007	320,651	141	8,720	1,070	13,382	23,313	343,964
Senior Loan Officer	2006	278,462	396	8,384	1,003	32,406	42,189	320,651

Paul W. Wenger	2008	367,279	0	8,673	777	(63,937)	(54,487)	312,792
Senior Vice President	2007	343,233	139	8,602	980	14,325	24,046	367,279
and Cashier	2006	299,048	385	8,163	835	34,802	44,185	343,233

Scott E. Lied	2008	56,617	0	7,549	0	(9,856)	(2,307)	54,310
Senior Vice President,	2007	47,224	118	7,304	0	1,971	9,393	56,617
Chief Financial Officer	2006	36,326	301	6,369	0	4,228	10,898	47,224

Pension Plan Table Key

(1)	Plan Value at beginning of Plan Year
(2)	Forfeitures – Non-Vested Employee Funds Returned to Plan upon Termination
(3)	7.5% Contribution of Eligible Earnings
(4)	5.7% Contribution of Eligible Earnings over Social Security Wage Base
(5)	Investment Earnings from Plan Year
(6)	Total Change in Pension $ from beginning to Plan Year – Total of (2) through (5) above
(7)	Year Ending Pension Plan Balance – Total of (1) + (6)

No Pension Plan Payments were made to the above personnel during 2008

PENSION BENEFITS TABLE

		Number of	Value of
		Years of	Accumulated Benefit	Payments During
Name	Plan Name	Credited Service	As of 12/31/08	Last Fiscal Year
		#	($)	($)

Aaron L. Groff, Jr.	Money Purchase	41	542,775	0
Chairman of the Board,	Pension Plan
President and CEO

Paul W. Brubaker	Money Purchase	47	691,620	0
Executive Vice President	Pension Plan
and Corporate Secretary

Dale Burkholder	Money Purchase	28	293,790	0
Senior Vice President,	Pension Plan
Senior Loan Officer

Paul W. Wenger	Money Purchase	41	312,792	0
Senior Vice President	Pension Plan
and Cashier

Scott E. Lied	Money Purchase	10	54,310	0
Senior Vice President,	Pension Plan
Chief Financial Officer

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In the event of death or disability of a named Executive Officer, the named Executive Officer will receive benefits under the Bank’s retirement plan, disability plan or payments under the Bank’s life insurance plan, as appropriate.

In addition, for the calendar year ending December 31, 2008, and in the event of the death of the named Executive Officer on December 31, 2008, the beneficiaries of the named Executive Officers would receive the following benefits through Lincoln Financial Group: Aaron Groff’s beneficiary would receive $198,000; Paul Brubaker’s beneficiary would receive $108,550; Dale Burkholder’s beneficiary would receive $95,000; Paul Wenger’s beneficiary would receive $95,000; and Scott Lied’s beneficiary would receive $85,000.

Mr. Brubaker is currently receiving payments under the Board of Director’s Deferred Compensation Plan, further described on page 9.  As of December 31, 2008, if a termination of employment, retirement, disability, or death would occur, Mr. Brubaker or his beneficiary would continue to receive his monthly payments under the Deferred Compensation Agreement.  The present value of those payments is $1,177,426.

EMPLOYEE STOCK PURCHASE PLAN

The Corporation has established The ENB Financial Corp 2001 Stock Purchase Plan. The Plan authorizes the issuance of up to 140,000 shares of the Corporation’s Common Stock to its employees and as of December 31, 2008, 33,640 shares had been issued under the Plan.

The Plan has semi-annual offering periods and quarterly purchase dates.  Each eligible employee participating in an offering period is granted an option to purchase a number of shares on each purchase date.  The number of shares is determined by dividing the employee’s contributions accumulated prior to the purchase date and retained in the account, by the applicable purchase price.  The purchase price may not be less than 90% of the fair market value per share of Common Stock on the date of the grant or exercise.

Subject to the Plan’s terms, the Board of Directors has complete discretion to adopt, amend, and rescind the rules, regulations, and procedures necessary to administer the Plan; to interpret the Plan; to establish such further terms, conditions, and limitations on the exercise of options granted under the Plan as it may deem appropriate; and to make all other decisions regarding administration of the Plan.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Corporation has established The ENB Financial Corp Dividend Reinvestment and Stock Purchase Plan. The purpose of the Plan is to provide shareholders with a convenient and economical way to buy additional shares of the Corporation’s Common Stock by reinvesting dividends or by voluntarily making cash payments under the terms of the Plan.  Under the terms of the Plan, the Corporation is authorized to issue up to 140,000 shares of its Common Stock.  As of December 31, 2008, 25,532 shares had been issued in the form of reinvested dividends.  As of December 31, 2008, there were a total of 31,861 shares held in the Dividend Reinvestment Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Bank’s 2009 Proxy Statement.

Compensation Committee
Thomas H. Zinn, Chairman
J. Harold Summers
Paul M. Zimmerman, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Corporation’s entire Board of Directors, through the Compensation Committee, is responsible for establishing, implementing, and monitoring compensation policies.  Messrs. Groff, Brubaker and Wenger, each of whom was a member of the Board in 2008, also served as Executive Officers of the Corporation.  While Messrs. Groff and Brubaker participated during 2008 in Board decisions regarding the compensation of employees and subordinate Executive Officers, they did not participate in any Board decision regarding their own compensation and were excused from the Board meeting at which their respective compensation was discussed.

TRANSACTIONS WITH RELATED PERSONS

Except as disclosed below, there have been no material transactions, nor any material transactions proposed, between ENB Financial Corp or its wholly-owned subsidiary, Ephrata National Bank and any director or executive officer or any associate of these persons.  Ephrata National Bank has engaged in, and intends to continue engaging in, banking and financial transactions in the ordinary course of business with directors and officers and their associates on substantially the same terms and with similar interest rates as those prevailing from time to time for other customers.

Total loans outstanding at December 31, 2008, from Ephrata National Bank to the directors and executive officers as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $16,388,357 or approximately 24.1% of the Bank’s total equity capital.  Loans to these persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and did not involve more than the normal risk of collection or present other unfavorable features.  The aggregate amount of indebtedness outstanding as of the latest practicable date, February 20, 2009, to the above-described group was $16,571,989.  Prior to any business dealings with directors or executive officers, the Board reviews and discusses any such transaction outside the presence of the Director or Executive Officer.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three (3) Independent directors as defined by SEC and NASDAQ standards.  The Audit Committee operates under a written charter adopted by the Board of Directors.  The Audit Committee Charter is included as Annex A to this proxy statement.

The Audit Committee has reviewed the audited financial statements of the Corporation for the fiscal year ended December 31, 2008 and discussed them with management and the Corporation’s independent accountants, S.R. Snodgrass, A.C.  The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board No. 1, and the Audit Committee has discussed the accountants’ independence from the Corporation and management with the accountants.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, be included in the Corporation’s Annual Report on Form 10-K for that fiscal year and filed with the Securities and Exchange Commission.

The Audit Committee has approved and appointed S.R. Snodgrass, A.C. as the Corporation’s auditors for the fiscal year ended December 31, 2008, and as the Corporation’s auditors for the fiscal year ending December 31, 2009.  S.R. Snodgrass, A.C. has advised the Corporation that none of its members has any financial interests in the Corporation.

Representatives of S.R. Snodgrass, A.C. will be present at the Annual Meeting of Shareholders to be held April 21, 2009.  They will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Aggregate fees billed to ENB Financial Corp and Ephrata National Bank by S.R. Snodgrass, A.C., the current independent auditors for the corporation, for services rendered during the last two years are presented as follows:

	Year Ended December 31,
	2008	2007
	($)	($)
Audit Fees (1)	76,942	73,488
Audit-Related Fees (2)	20,222	13,000
Tax Fees (3)	10,612	10,149
All Other Fees	------	------
Total	107,776	96,637

(1)
Audit Fees include fees billed for professional services rendered for the audit of the annual financial statement, fees billed for the review of financial statements included in ENB Financial Corp Form 10-Q filings or services that are provided by the Corporation’s independent accountant, in connection with statutory and regulatory filings or engagements. S.R. Snodgrass, A.C. performed all annual financial statement audit services for 2007.

(2)
Audit Related Fees include fees billed for assurance and related services by S.R. Snodgrass, A.C. that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under the Audit Fees section of the table above. These services include required annual audits of the ENB Financial Corp Money Purchase Pension Plan and the ENB Financial Corp 401(k) Savings Plan.

(3)	Tax Fees include fees billed for professional services rendered by S.R. Snodgrass, A.C., during 2008 and 2007, for tax compliance, tax advice, tax planning, and preparation of corporate tax returns.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services, and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.  Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining S.R. Snodgrass, A.C.’s independence.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee
Mark C. Wagner, Chairman
Bonnie R. Sharp
Thomas H. Zinn

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, executive officers, and 10% shareholders of the Corporation file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership as to the shares of common stock and other equity securities of ENB Financial Corp beneficially owned by them.

Based solely on its review of copies of the forms received, the Corporation believes that during the fiscal year ended on December 31, 2008, all filing requirements applicable to its directors and executive officers were complied with in a timely fashion.

LEGAL PROCEEDINGS

The nature of the Corporation’s business could generate a certain amount of litigation involving matters arising in the ordinary course of business.  However, in the opinion of management of the Corporation, there are no proceedings pending to which the Corporation is a party or to which its property is subject which, if determined adversely to the Corporation, would be material in relation to the Corporation’s financial condition.  There are no proceedings pending other than those arising in the ordinary course of business.

EXPERTS

The consolidated financial statements of ENB Financial Corp, as of December 31, 2008 and 2007, have been audited by S.R. Snodgrass A.C., Certified Public Accountants, Wexford, PA, as independent auditors, as indicated in their report with respect thereto, in reliance upon the authority of said firm as experts in giving such reports.

WHERE YOU CAN FIND MORE INFORMATION

ENB Financial Corp’s Annual Report to Shareholders for the fiscal year ended December 31, 2008, is enclosed with this proxy statement.  Any shareholder may obtain a copy of The Ephrata National Bank’s Annual Report for the year ended December 31, 2007, including the financial statements and related schedules and exhibits, without charge, by submitting a written request to Paul W. Wenger, ENB Financial Corp, 31 East Main Street, Ephrata, Pennsylvania, 17522.

OTHER MATTERS

The Board of Directors knows of no business other than is described above that is planned to be brought before the Meeting.  Should any other matters arise, however, the persons named as proxy holders will vote in accordance with the recommendations of the Board.

ANNEX A

EPHRATA NATIONAL BANK
AUDIT COMMITTEE CHARTER

The Audit Committee is established as a subcommittee reporting periodically to the Board of Directors.  The Audit Committee shall be composed of no less than three directors who meet the membership requirements and are independent of management of the Corporation as outlined by the Securities and Exchange Committee (SEC) and NASDAQ and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of judgment as a committee member.  At least one member will have had past employment experience or other comparable experience or background in the field of financial management.

The Audit Committee shall provide assistance to the Board in fulfilling their responsibilities to the shareholders.  Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies/procedures and assuring the safeguarding of all corporate assets.  In so doing, it is the responsibility of the Audit Committee to maintain open lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Corporation.  Both the internal auditors and external auditors are authorized to communicate directly with the Committee if necessary.

In carrying out these responsibilities, the Audit Committee will:

Retain the final authority for the appointment, compensation, retention, and oversight of the External Auditor and will approve all audit engagement fees and related terms.  Pre-approve all audit, review or attest services and any permitted non-audit services performed by the External Auditor.

Meet with the external auditors and financial management of the Corporation to review the scope of the annual audit for the current year and at the conclusion thereof, review such audit findings.  This review will include both the external auditors' recommendations and the related management response.

Review with the external auditors and corporate management the adequacy and effectiveness of the internal financial and accounting controls of the Corporation and elicit any recommendations that they may have for the improvement of such control procedures.  Particular attention should be given to the adequacy of such controls to expose any payments, transactions or other procedures that might be deemed illegal or otherwise improper.

Review and disclose the required information in the annual proxy statement as outlined by the SEC.

Review and recommend to the Board the appointment of a competent outsourcing vendor for internal audit services and/or in-house staff. If an outsourcing vendor is utilized, the Audit Committee will utilize the guidance from the Interagency Policy Statement on the Internal Audit Function and its Outsourcing in the selection and oversight of the outsourced activities.

Review and approve Internal Audit’s proposed audit schedule for the coming year and the coordination of such programs with the external auditors’ year-end requirements.  Particular attention should be given to maintaining the best effective balance between external and internal auditing resources.

Monitor the activities of Internal Audit and ensure that Internal Audit adequately examines, reviews and reports to the Audit Committee that:

Internal accounting and financial controls of the various areas are adequate and efficient and can be relied upon to produce accurate financial information.

Internal controls adequately safeguard the assets of the Corporation.

Financial records of the operational areas are complete and accurate and are in conformity with corporate policy, generally accepted accounting principles and requirements of the various regulatory bodies.

Operational areas are in compliance with OCC, FRB and all other Federal and State laws and regulations.

Controls over the development, maintenance and operation of EDP systems are sufficient to ensure the accuracy, security and completeness of data processing results.

Prior to each periodic meeting, the Audit Committee will be provided a report prepared by Internal Audit, which outlines the findings of all audit engagements completed during the period.  The Audit Committee will also be provided copies of written responses received from auditees.  Supervisors or management of the audit area being reviewed are required to provide written responses to audit findings within 30 days after receipt of the audit report.

Review all reports on examinations made by the various regulatory agencies and evaluate management’s responses to them.

Minutes of the Audit Committee meetings shall be submitted to the Board of Directors at the next regular Board meeting.

Establish “whistleblower” procedures concerning accounting, internal control, and/or auditing matters.

The foregoing list of functions is not intended to limit the Committee in fulfilling its responsibilities, but rather is intended to provide an overview of the principal duties to be performed by the Committee.

In performance of its duties, the Committee shall meet at least four times per year and have full use of the Bank’s internal audit resources and engage if necessary, at the Bank’s expense, independent counsel and /or other advisors as necessary to advise the Committee in discharging its duties.

ANNEX B

EPHRATA NATIONAL BANK
COMPENSATION COMMITTEE CHARTER

Approved by the Board of Directors April 9, 2008

Purpose of Committee

The purpose of the Compensation Committee is to establish a Compensation Philosophy for the Bank, and to make recommendations to the Board of Directors regarding the salaries and benefits of directors, officers, and employees of the Bank.

Committee Membership

The Committee shall consist of three or more members of the Board of Directors, each of whom is determined to be independent under the criteria as set forth by the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers (NASD). Following appointment by the Board Chair, each member of the Committee shall serve until the next annual Reorganization Meeting, or until his or her successor is appointed.

Committee Structure and Meetings

The Chairman of the Board shall designate one member of the Committee to serve as its Chairperson.  The Committee shall meet as often as necessary, but at least once each year.  Also, the Committee shall keep written minutes of its meetings, which shall be recorded and filed with the books and records of the Bank.

Committee Duties and Responsibilities

Listed below are the duties and responsibilities of the Compensation Committee, as follows:

•	Establish, and annually review with the entire Board of Directors, the Compensation Policies for the Bank;

•	Recommend to the Board, target financial performance levels used in determining bonuses paid;

•	Evaluate and determine the types of benefits appropriate to enhance the Executive Compensation Program objective;

•
Have sole authority to retain and terminate any compensation consultant used to assist in the evaluation or development of compensation arrangements between the Bank and its directors, Chairman of the Board, CEO and President, and other executive officers;

•	Evaluate the performance of the Chairman, CEO and President and determine and recommend to the Board the level of his or her compensation;

•	From time to time, review and make recommendations to the Board with respect to Director Compensation;

•	Annually review and assess the adequacy of the Charter and recommend to the Board any modifications, as appropriate;

•	Perform other specific duties and responsibilities within the scope of the Committee’s primary function as the Board from time to time may determine.

Committee Reports

The Committee shall produce the following reports and provide them to the Board of Directors:

•	A report of the compensation Committee on Executive Compensation for inclusion in the Bank’s annual Proxy Statement in accordance with applicable SEC rules and regulations.

•	Following Committee meetings, a summary of the group’s activities, findings, and recommendations

EPHRATA NATIONAL BANK
REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Janice S. Eaby and John H. Shuey, or any one of them, as proxies, with full power of substitution, to represent and vote, as designated below, all of The Ephrata National Bank common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 21, 2009 at 1:00 p.m., local time, at the Bank’s main office, 31 East Main Street, Ephrata, Pennsylvania, or any adjournment or postponement of the meeting.

1.	Proposal to fix the number of directors to be elected at ten (10).

[   ]  FOR            [   ]  AGAINST            [   ]  ABSTAIN

2.	The election as directors of all nominees listed (except as marked to the contrary below):

Aaron L. Groff, Jr., Willis R. Lefever, Donald Z. Musser, Susan Y. Nicholas, Bonnie R. Sharp, J. Harold Summers, Mark C. Wagner, Paul W. Wenger, Paul M. Zimmerman, Jr., and Thomas H. Zinn.

[   ]  FOR            [   ]  WITHHOLD ALL            [   ]  FOR ALL EXCEPT

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name(s) in the space provided below.

3.
This proxy also gives authority to vote on any other business as may properly come before the annual meeting. At this time the proxy holders know of no other business to be presented at the annual meeting.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature__________________________________

Signature__________________________________